Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We have issued i) our report dated March 14, 2008, with respect to the consolidated financial statements of Diamondback Energy Services and Subsidiaries as of December 31, 2007 and 2006 and for the years ended December 31, 2007 and 2006 and the period from September 29, 2005 (inception) through December 31, 2005; and ii) our report dated November 10, 2006, with respect to the combined financial statements of Sooner Trucking & Oilfield Services, Inc. and its affiliates as of December 31, 2005 and for the year then ended, included in this Current Report of Superior Well Services, Inc. on Form 8-K/A. We hereby consent to the incorporation by reference of said reports in the registration statements of Superior Well Services, Inc. on Form S-3 (File No. 333-152866, effective September 4, 2008), Form S-4 (File No. 333-145340, effective August 31, 2007) and Form S-8 (File No. 333-130615, effective December 22, 2005).
/s/ GRANT THORNTON LLP
Oklahoma City, Oklahoma
December 23, 2008